SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 1, 2011

Charter Communications, Inc.
(Exact name of registrant as specified in its charter)

Delaware
(State or Other Jurisdiction of Incorporation or Organization)

001-33664	43-1857213
(Commission File Number)	(I.R.S. Employer Identification Number)

12405 Powerscourt Drive
St. Louis, Missouri 63131
(Address of principal executive offices including zip code)

(314) 965-0555
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.  DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

As of September 1, 2011, Charter Communications, Inc. (the “Company”) has amended and restated its Supplemental Deferred Compensation Plan (the “Plan”).  The Plan was originally effective in December 1, 1996, but has been frozen to new participants and to additional contributions since January 1, 2008.  The following is only a brief summary of the Plan.  The full Plan is filed herewith as Exhibit 10.1.

 The Plan is a non-qualified plan under IRS regulations that allows eligible employees to defer compensation on a pre-tax basis. The eligible employees of the Company, including all Named Executive Officers of the Company, are those whose participation in the Company’s 401(k) plan is limited because of certain discrimination rules imposed by the Internal Revenue Code on qualified plans that limit the participation of certain highly compensated employees.  An eligible employee may elect to defer up to 25% of salary or annual bonus into his or her Plan account without any matching Company contribution.  Each Plan account is an unfunded and unsecured obligation of the Company and no tax-deferred rollover of deferred amounts is permitted at the time of employee’s termination.  Amounts deferred are credited with losses or gains based upon investment options selected by a participant for his or her account.  The timing of the payment of any deferred amounts in the Plan is determined by the participant at the time of the deferral election and may be changed annually within the rules of the Plan.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit Number	Description

10.1	Charter Communications, Inc.’s Amended and Restated Supplemental Deferred Compensation Plan, dated as of September 1, 2011.*

___________

* filed herewith

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Charter Communications, Inc. has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

                               CHARTER COMMUNICATIONS, INC.
                               Registrant

Dated: September 2, 2011

By:/s/ Kevin D. Howard Name: Kevin D. Howard Title: Senior Vice President - Finance, Controller and Chief Accounting Officer

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EXHIBIT INDEX

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit Number	Description

10.1	Charter Communications, Inc.’s Amended and Restated Supplemental Deferred Compensation Plan, dated as of September 1, 2011.*

___________

* filed herewith

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